LANDRY’S RESTAURANTS, INC. ANNOUNCES CASH TENDER OFFERS AND CONSENT SOLICITATIONS FOR ITS
OUTSTANDING 9.5% AND 7.5% SENIOR NOTES DUE 2014

(Houston, TX December 23, 2008) – Landry’s Restaurants, Inc. (“Landry’s”) announced today that it commenced separate cash tender offers to purchase any and all of the $395,662,000 outstanding aggregate principal amount of its 9.5% Senior Notes due 2014 (CUSIP No. 51508LAC7) (the “9.5% Notes”) and any and all of the $4,338,000 outstanding aggregate principal amount of its 7.5% Senior Notes due 2014 (CUSIP No. 51508LAA1) (the “7.5% Notes” and, together with the 9.5% Notes, the “Notes”). In connection with the tender offers, Landry’s is soliciting consents to effect certain proposed amendments to the indentures governing the Notes to eliminate substantially all of the restrictive covenants as well as certain events of default. The tender offers and consent solicitations are each being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated December 23, 2008, and a related Consent and Letter of Transmittal, which more fully set forth the terms and conditions of the tender offers and consent solicitations.

The tender offers will expire at 5:00 p.m., New York City time, on January 26, 2009, unless terminated or extended (the “Expiration Date”). Tendered 9.5% Notes and 7.5% Notes may be withdrawn and consents may be revoked at any time prior to the execution of the respective supplemental indentures containing the proposed amendments.

As described in each Offer to Purchase and Consent Solicitation Statement, the “Total Consideration” to be paid for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be 101% of the principal amount thereof, or $1,010. The Total Consideration includes a consent payment of $5 per $1,000 principal amount of Notes (the “Consent Payment”).

Holders who validly tender, and do not withdraw, their Notes and validly deliver their consents on or prior to 5:00 p.m., New York City time, on January 9, 2009, unless extended (the “Consent Payment Deadline”), and whose Notes are accepted for purchase, will be eligible to receive the Total Consideration. Holders who validly tender, and do not withdraw, their Notes after the Consent Payment Deadline but on or before the Expiration Date, and whose Notes are accepted for purchase, will be eligible to receive the “Tender Offer Consideration,” which is the Total Consideration less the Consent Payment. In each case, holders who validly tender, and do not withdraw, their Notes will receive accrued and unpaid interest to, but not including, the payment date in connection with the tender offers, which is expected to occur promptly following the Expiration Date. Holders who tender their Notes will be obligated to consent to the proposed amendments.

Holders that tender their 9.5% Notes pursuant to the tender offer may also exercise their option to require Landry’s to repurchase the 9.5% Notes as provided in the related indenture. Holders that exercise this repurchase right but do not tender their 9.5% Notes pursuant to the tender offer would not receive the purchase price for their 9.5% Notes until the applicable purchase date (which would be no earlier than February 28, 2009), rather than the payment date in connection with the tender offer. If the tender offer is not consummated for any reason, a Holder’s valid exercise of its repurchase right during the tender offer period would not be affected thereby.

Each tender offer is conditioned upon, among other things, (a) the receipt of tendered Notes from the holders of at least a majority of the aggregate principal amount of the Notes outstanding and subject to such tender offer, (b) the receipt of the requisite consents to the proposed amendments and execution of a supplemental indenture containing the proposed amendments, (c) the consummation of either (i) the transactions contemplated by the Agreement and Plan of Merger, as amended, by and among Landry’s, Fertitta Holdings, Inc., Fertitta Acquisition Co., and, for certain limited purposes, Tilman J. Fertitta and the related debt financing contemplated by the debt commitment letter entered into in connection with the amended merger agreement or (ii) the alternative debt financing contemplated by such debt commitment letter and (d) certain other general conditions, each as described in more detail in each Offer to Purchase and Consent Solicitation Statement.

The information agent for the tender offers is Innisfree M&A Incorporated. The tender agent for the tender offers is U.S. Bank National Association. Questions regarding the tender offers and consent solicitations and requests for copies of each Offer to Purchase and Consent Solicitation Statement and related documents may be directed to Innisfree M&A Incorporated, telephone number (888) 750-5834 (toll free) and (212) 750-5833 (call collect).

This announcement is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the Notes or any new securities. Each tender offer and consent solicitation is made solely by means of an Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal dated December 23, 2008.

Landry’s is a national, diversified restaurant, hospitality and entertainment company principally engaged in the ownership and operation of full-service, casual dining restaurants, primarily under the names of Rainforest Cafe, Saltgrass Steak House, Landry’s Seafood House, The Crab House, Charley’s Crab and The Chart House. As of September 30, 2008, Landry’s owned and operated 180 full-service and certain limited-service restaurants in 28 states. Landry’s portfolio of restaurants consists of a broad array of formats, menus and price-points that appeal to a wide range of markets and customer tastes. Landry’s offers concepts ranging from upscale steak and seafood restaurants to casual theme-based restaurants. Landry’s is also engaged in the ownership and operation of select hospitality businesses, including hotel and casino resorts, that provide its customers with unique dining, leisure and entertainment experiences, including the Golden Nugget Hotel & Casino in downtown Las Vegas and Laughlin, Nevada. Landry’s principal executive offices are located at 1510 West Loop South, Houston, Texas 77027, and its telephone number is (713) 850-1010.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Fertitta Holdings, Inc.; the outcome of any legal proceedings that have been, or may be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement or amended merger agreement, including the back up financing for the Company in the event the merger does not occur; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; whether the final property and business interruption losses resulting from Hurricane Ike will be in accordance with the Company’s current estimate; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions, weather, management turnover, higher interest rates and gas prices, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy and other risks described in the filings of the Company with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Company may not update or revise any forward-looking statements made in this press release.

Information about the Previously Announced Merger and Where to Find It

In connection with the proposed merger, the Company has filed a preliminary proxy statement and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Landry’s Restaurants, Inc. Investor Relations, 1510 West Loop South, Houston, TX 77027, telephone: (713) 850-1010 or on the Company’s website at http://www.landrysrestaurants.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the definitive proxy statement relating to the proposed merger when it becomes available.